LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”), dated as of May 14, 2015 (the “Effective Date”), by and between MPIB Holdings, LLC, a Delaware limited liability company (“MPIB”), and Independence Bancshares Inc., a South Carolina corporation (“IB”, and each of MPIB and IB, a “Party” and collectively the “Parties”).

RECITALS:

WHEREAS, MPIB is the owner of the Licensed Materials (as defined below); and

WHEREAS, MPIB desires to grant to IB, and IB desires to be granted, a license to Use the Licensed Materials in the conduct of the Business (as defined below) during the Application Term (as defined below).

NOW, THEREFORE, for and in consideration of the terms, conditions, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, permit, approval, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Application Term” means the period commencing on the Effective Date and ending on the earlier to occur of the Non-Objection Date and the termination of this Agreement.

“Business” means the business conducted by IB and its Affiliates of developing mobile payments and digital banking technologies and processes including technology architectures, regulatory and compliance infrastructures, market research, pricing strategies, customer lists, vendor due diligence and relationships, and documentation, processes and procedures and intellectual property to support patent applications for unique processes and other applicable intellectual property and other consulting and financial services-related businesses.

“Claim” means any civil, criminal, administrative, regulatory or investigative action or proceeding commenced or threatened by a third party, including, without limitation, governmental authorities and regulatory agencies, however described or denominated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Damages” means any and all damages, losses, liabilities, fines, penalties and expenses (including reasonable expenses of investigation and reasonable outside attorneys’ fees and expenses in connection with any action, suit or proceeding).

“Derivative Work” means any modification, derivation, revision, condensation, transformation, expansion or adaptation of the Licensed Materials.

“Documentation” means the user documentation accompanying the Licensed Materials.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental authority, instrumentality, court, legislative body, government organization, commission, tribunal or any regulatory or administrative agency, or any political or other subdivision, department or branch of any of the foregoing.

“Improvements” means any inventions, technology, discoveries, technical information, processes, formula, data and know-how, and all Intellectual Property Rights therein, related to the Licensed Materials created, developed or reduced to practice during the Application Term.

“Intellectual Property Rights” all patent, copyright, trade secret and other similar proprietary rights.

“Knowledge” means, with respect to a Person other than an individual, the actual knowledge of any senior executive officer of such Person.

“Licensed Materials” means the items set forth in Exhibit A and all Intellectual Property Rights of MPIB therein.

“Material Adverse Effect” means a material adverse effect on the financial condition, business, assets or results of operations of the Business, taken as a whole, excluding any effect resulting from (A) changes in GAAP or changes in the regulatory accounting requirements applicable to any industry in which the Business is conducted, (B) changes in the general economic or political conditions in the United States of America, (C) changes (including changes of Applicable Law) or conditions generally affecting any industry in which the Business is conducted, (D) acts of war, sabotage or terrorism or natural disasters involving the United States of America, (E) the announcement or consummation of the transactions contemplated by this Agreement, (F) any action taken (or omitted to be taken) by a Party at the request of the other Party or (G) any action taken by a Party that is required or expressly permitted by this Agreement.

“Non-Objection Date” means the date on which IB receives written notification by the Federal Reserve that it does not object to the Purchase.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Purchase” means the purchase of certain of the assets of MPIB by IB related to its business of developing mobile payments and digital banking technologies and processes including technology architectures, regulatory and compliance infrastructures, market research, pricing strategies, customer lists, vendor due diligence and relationships, and documentation, processes and procedures and intellectual property to support patent applications for unique processes and other applicable intellectual property and other consulting and financial services-related businesses.

“Purchase Date” means the Closing Date of the Purchase as defined in the definitive asset purchase agreement between the Parties.

“Representatives” means, with respect to any Person, such Person’s shareholders, members, partners, trustees, beneficiaries, officers, directors, employees, agents and representatives (including lenders, attorneys, accountants and advisors).

“Use” means to use, execute, reproduce, display, perform, maintain, modify, enhance, and prepare Derivative Works and Improvements.

Section 1.02 Other Interpretive Provisions. In this Agreement, unless otherwise specified: (a) words that include a number of constituent parts, things or elements shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all such constituent parts, things or elements as a whole except as otherwise provided herein; (b) singular words include the plural and plural words include the singular; (c) words importing any gender include the other genders; (d) references to any Person include its successors and assigns; (e) the word “successors”, when it refers to an individual, includes the heirs, devisees, legatees, executors, administrators and personal representatives of such individual; (f) references to any statute or other law include all rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (g) references to any agreement or other document include all subsequent amendments or other modifications thereof entered into in accordance with the provisions thereof; (h) the words “approve”, “consent” or “agree”, and any derivations thereof or words of similar import, mean the prior written approval, consent or agreement of the Person holding the right to approve, consent or agree; (i) the words “include” and “including”, and words of similar import, shall be deemed to be followed by the words “without limitation”; (j) unless otherwise specified, the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety; (k) the Exhibits hereto are part of this Agreement and are incorporated herein by reference; (l) the words “Article”, “Section” and “Exhibit” refer to the articles, sections and exhibits, respectively, of and to this Agreement; and (m) the headings of Articles, Sections and Exhibits are inserted as a matter of convenience and shall not affect the construction of this Agreement.

ARTICLE 2
LICENSE GRANT

Section 2.01 Grant of License. Subject to the terms and conditions of this Agreement, MPIB hereby grants to IB a non-exclusive, non-transferable, non-sublicensable (except as set forth in Section 2.03), worldwide license to Use the Licensed Materials and Documentation during the Application Term, solely in connection with the conduct of the Business (the “License”).

Section 2.02 No Delivery or Support Obligations. (a) The Parties hereby acknowledge and agree that, as of the Effective Date, IB has received and is in possession of the Licensed Materials in a form sufficient for IB’s exercise of the License.

(b) Notwithstanding anything in this Agreement to the contrary, neither MPIB nor any Affiliate of MPIB shall have any obligation hereunder to (i) deliver to IB, any Affiliate of IB or any other Person any Licensed Materials or physical embodiment thereof or any update, correction, improvement or modification thereto, (ii) deliver, provide or perform any support, maintenance or other assistance in connection with the Licensed Materials or (iii) update, correct, improve upon or otherwise modify any Licensed Materials.

Section 2.03 Sublicensing. (a) Subject to Section 2.03(b), the License shall include the right of IB to grant sublicenses (each, a “Permitted Sublicense”), solely in the ordinary course of business, to (i) its Affiliates; provided that any such sublicense shall terminate immediately upon the date such Affiliate ceases to be an Affiliate of IB, and (ii) Persons performing support services for IB in connection with the Business (e.g., in connection with marketing or promotional efforts with respect to the Business) (the Persons described in clauses (i) and (ii), “Permitted Sublicensees”).

(b) Each Permitted Sublicense shall be in writing, shall be materially consistent with the license terms and conditions of this Agreement, shall not be further sublicensable by the applicable Permitted Sublicensee and shall not be broader in scope than the License.

Section 2.04 Disclaimer; Limitation of Liability. (a) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE LICENSE IS MADE ON AN “AS IS” BASIS WITH NO REPRESENTATIONS OR WARRANTIES, AND MPIB, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY EXCLUDES AND DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE LICENSED MATERIALS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY, REGARDLESS OF THE FORM OR CAUSE OF ACTION, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT (INCLUDING DAMAGES FOR LOSS OF ANTICIPATED PROFITS, BUSINESS, GOODWILL, REPUTATION AND DATA AND ECONOMIC LOSS) EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 3
OWNERSHIP OF LICENSED MATERIALS

Section 3.01 Ownership of Licensed Materials. (a) Subject to the terms hereof, the Parties hereby acknowledge and agree that, as between the Parties, MPIB has and shall retain exclusive title and ownership rights in and to all Licensed Materials.

(b) For as long as MPIB owns the Licensed Materials, IB shall not challenge, and shall neither allow any of its Representatives, Affiliates or Permitted Sublicensees to challenge nor assist any third party in challenging (including in each case in connection with any interference or opposition proceeding), the ownership, validity or enforceability of any Licensed Materials.

Section 3.02 Further Assurances. In connection with any matter contemplated by this Article 3, IB shall, and shall cause its Representatives, Affiliates and Permitted Sublicensees to, at MPIB’s sole expense, execute all documents and take all additional steps reasonably requested by MPIB to effect the intent hereof.

Section 3.03 Effect of Purchase. The Parties acknowledge and agree that the provisions of this Article 3 shall cease to apply from and after the Purchase Date in the event the Purchase occurs (i.e., at which point, as between the Parties, IB will be the owner of the Licensed Materials).

ARTICLE 4
LICENSE FEE

Section 4.01 License Fee. On the Purchase Date, for and in consideration of use of the Licensed Material during the Application Term, IB will pay MPIB a one-time license fee in the amount set forth on Exhibit B.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Section 5.01 MPIB’s Representations and Warranties. MPIB hereby represents and warrants to IB that:

(a) MPIB is duly organized, validly existing and in good standing under its jurisdiction of organization and has the right to enter into this Agreement;

(b) the performance of this Agreement shall not violate any agreement between MPIB and any other Person, and there are no contractual obligations preventing the fulfillment of any of MPIB’s obligations hereunder or materially impairing or diminishing the value of any of IB’s rights hereunder;

(c) the execution, delivery and performance by MPIB of this Agreement and the consummation of the transactions contemplated hereby are within the powers of MPIB, have been duly authorized by all necessary action on the part of MPIB and constitute a valid and binding agreement of MPIB;

(d) to the knowledge of MPIB, the execution, delivery and performance by MPIB of this Agreement and the consummation by MPIB of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority; and

(e) there is no action, suit, Claim, investigation or proceeding pending against or, to the Knowledge of MPIB, threatened against, MPIB or its business before any arbitrator or any Governmental Authority that is reasonably likely to adversely affect the business of MPIB in a material respect or that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 5.02 IB’s Representations and Warranties. IB hereby represents and warrants to MPIB that:

(a) IB is duly organized, validly existing and in good standing under its jurisdiction of organization and has the right to enter into this Agreement;

(b) the performance of this Agreement shall not violate any agreement between IB and any other Person, and there are no contractual obligations preventing the fulfillment of any of IB’s obligations hereunder or materially impairing or diminishing the value of any of MPIB’s rights hereunder;

(c) the execution, delivery and performance by IB of this Agreement and the consummation of the transactions contemplated hereby are within the powers of IB, have been duly authorized by all necessary action on the part of IB and constitute a valid and binding agreement of IB; and

(d) there is no action, suit, Claim, investigation or proceeding pending against or, to the knowledge of IB, threatened against, IB or its business before any arbitrator or any Governmental Authority that is reasonably likely to adversely affect the business of IB in a material respect or that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 5.03 No Other Representations or Warranties. (a) Except for the representations and warranties expressly set forth in this Agreement, each Party hereby acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the other Party or any of its Affiliates, and each Party hereby disclaims any such representation or warranty, whether by or on behalf of such Party, and notwithstanding the delivery or disclosure to the other Party or any of its Representatives or Affiliates of any documentation or other information with respect to any the foregoing.

(b) Each Party hereby acknowledges and agrees that the other Party makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof), business, operations or affairs.

Section 5.04 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Purchase.

ARTICLE 6
ADDITIONAL COVENANTS

Section 6.01 Notification of Certain Events.

Each Party shall promptly notify the other Party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any transaction contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, Claims, investigations or proceedings commenced that, if pending on the date of this Agreement, would have been required to have been disclosed.

Section 6.02 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the Parties shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. The Parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 6.03 Certain Filings. The Parties shall cooperate with each other (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals and waivers.

ARTICLE 7
TERM AND TERMINATION

Section 7.01 Commencement and Termination. This term of this Agreement shall commence on the Effective Date and may be terminated at any time prior to the Purchase Date:

(a) by mutual written agreement of MPIB and IB;

(b) by either MPIB or IB if the Purchase has not been consummated on or before the date that is 18 months following the Effective Date;

(c) by either MPIB or IB if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

(d) by MPIB upon written notice to IB upon the occurrence of any material breach of this Agreement by IB prior to the Purchase Date and IB’s failure to cure such event within 10 days following MPIB’s delivery of written notice to IB of such event (it being understood that, if such event is incapable of being cured, or if IB does not promptly undertake efforts to cure such event following receipt of such notice, in each case in the reasonable judgment of MPIB, then MPIB shall have the right to terminate this Agreement immediately upon written notice to IB); or

(e) by IB upon written notice to MPIB upon the occurrence of any material breach of this Agreement by MPIB prior to the Purchase Date and MPIB’s failure to cure such event within 10 days following IB’s delivery of written notice to MPIB of such event (it being understood that, if such event is incapable of being cured, or if MPIB does not promptly undertake efforts to cure such event following receipt of such notice, in each case in the reasonable judgment of IB, then IB shall have the right to terminate this Agreement immediately upon written notice to MPIB).

Section 7.02 Effect of Termination. (a) Upon the termination of this Agreement pursuant to Section 7.01, the License, any Permitted Sublicenses and all rights of IB and its Representatives, Affiliates and Permitted Sublicensees with respect to the Licensed Materials and Improvements shall terminate immediately without any further action by MPIB, and IB shall, and shall cause each of its Representatives, Affiliates and Permitted Sublicensees to: (i) cease using the Licensed Materials; (b) return to MPIB or destroy, at MPIB’s election, all Confidential Information of MPIB; and (c) cooperate generally with MPIB to ensure that all rights of MPIB in the Licensed Materials and Improvements are preserved and retained by MPIB. Upon MPIB’s written request, IB shall provide written certification to MPIB, signed by a duly authorized officer of IB, of IB’s compliance with IB’s obligations under this 02.

(b) Any termination of this Agreement pursuant to Section 7.01 shall be without liability of either Party (or any Representative thereof) to the other Party; provided that if such termination results from the willful (i) failure of either Party to fulfill a condition to the performance of the obligations of the other Party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either Party of any representation or warranty or agreement contained herein, such Party shall be fully liable for any and all Damages incurred or suffered by the other Party as a result of such failure or breach.

ARTICLE 8
MISCELLANEOUS

Section 8.01 Notices. All notices, requests and other communications to any Party shall be in writing (including facsimile transmission and email transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to IB, to:

Independence Bancshares, Inc.
500 East Washington Street
Greenville, SC 29601
Facsimile: (864) 672-1777
E-mail: mlong@indepbanc.com
Attention: Martha Long, CFO

with a copy to:

Nelson Mullins Riley & Scarborough LLP
104 S. Main Street, Suite 900
Greenville, SC 29601
Facsimile: (864) 250-2373
Attention: Ben Barnhill
Email: ben.barnhill@nelsonmullins.com

if to MPIB, to:

MPIB Holdings, LLC
c/o Kathleen M. DeCruze
Martin, DeCruze & Company, LLP
2777 Summer Street, Suite 401
Stamford, CT 06905
Facsimile: (203) 977-8314
E-mail: gordonabaird@gmail.com
Attention: Gordon A. Baird

with a copy to:

Martin LLP
262 Harbor Drive, 3rd Floor
Stamford, CT 06902
Facsimile: (203) 973-5250
Email: cmartin@martinllp.net
Attention: Christopher Martin

or such other address, facsimile number or email address as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 8.02 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 8.03 Expenses. Except as otherwise provided on Exhibit B, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 8.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party.

Section 8.05 No Partnership or Joint Venture. Nothing in this Agreement shall be construed as making or rendering MPIB and IB partners, joint venturers or members of a joint enterprise or as making or rendering either of the Parties liable for the debts or obligations of the other Party.

Section 8.06 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law rules of such state.

Section 8.08. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York. Each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limitation of the foregoing, each Party hereby agrees that service of process on such Party as provided in Section 9.01 shall be deemed effective service of process on such Party.

Section 8.09 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 8.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof.

Section 8.11 Severability. If any term, provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.12 Specific Performance. The Parties hereby acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts set forth in Section 6.07, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13 Drafting Party. The provisions of this Agreement have been prepared, examined, negotiated and revised by each Party and its lawyers, and no implication shall be drawn and no provision shall be construed against any Party by virtue of the purported identity of the drafter of this Agreement or any portion of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the day and year first above written.

MPIB HOLDINGS, LLC

By:	/s/ Gordon A. Baird
Name: Gordon A. Baird
Title: Authorized Member

INDEPENDENCE BANCSHARES, INC.

By:	/s/ Martha L. Long
Name: Martha L. Long
Title: Chief Financial Officer

[signature page to License Agreement]

1

EXHIBIT A

LICENSED MATERIALS

●

All computer software, hardware, systems, intellectual property rights, intellectual property agreements and assigned contracts as disclosed in the MPIB file server at: https://bhco.egnyte.com/fl/1RZyWr4gww.

●

All (i) books and records relating to the assets, properties and rights of Seller relating to the Business; (ii) market research studies, surveys, reports, analyses and similar information relating to the Business; (iii) all active and inactive files and data relating to the Business; and (iv) sales data, brochures, catalogues, literature, forms, mailing lists, art work, photographs and advertising material, in whatever form or media relating to the Business.

●	All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind in favor of Seller or pertaining to, or arising out of, the Business.
●	All goodwill and other intangible properties associated with any of the assets described in the foregoing including, without limitation, the Intellectual Property Rights.
●	MPIB Global (unregistered service mark of MPIB)
●	www.mpibglobal.com (Internet domain name owned by MPIB)

EXHIBIT B
LICENSE FEE

$150,454, which amount shall be paid to:

●	Davis Polk & Wardwell LLP $85,222
●	Martin LLP $53,522
●	Martin, Decruze & Company $11,710